UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 11, 2006 (August 8, 2006)

CardioTech International, Inc.

 (Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

000-28034	04-3186647
(Commission File Number)	(I.R.S. Employer Identification Number)

229 Andover Street
Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 657-0075

 (Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01:           Entry into a Material Definitive Agreement.

On August 11, 2006 the Company entered into a Transition Agreement with Dr. Michael Szycher, its former Chief Executive Officer, President and Treasurer and Chairman of its Board of Directors.  Under the Transition Agreement, Dr. Szycher will serve in a non-executive capacity as Senior Scientific Advisor to the Company at his current annual base salary of $325,000 for a period of one year, at which time his employment will terminate. The Company has agreed (i) to continue Dr. Szycher’s current life insurance coverage for 12 months following his separation date and (iii) to pay Dr. Szycher’s COBRA medical insurance premiums for a period of 6 months following his separation date.

Item 5.02:           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2006, the Board of Directors of CardioTech International, Inc. (the “Company”) accepted the resignation of Dr. Michael Szycher as Chief Executive Officer, President and Treasurer of the Company, effective that date.  Dr. Szycher has also resigned as a member of the Company’s Board of Directors. He will remain an employee of the Company in a non-executive capacity as Senior Scientific Advisor for a period of one year.  The terms of the Transition Agreement between Dr. Szycher and the Company are described in Item 1.01 above.

On August 7, 2006, the Company appointed Michael F. Adams as Chief Executive Officer and President of the Company.  Mr. Adams has been a director of the Company since May 1999 and joined the Company as its Vice President of Regulatory Affairs and Business Development on April 1, 2006.  The Board of Directors also appointed William J. O’Neill, Jr. as Chairman of the Board of Directors.  Mr. O’Neill has served as a Director of the Company since 2004.

Although not currently subject to any written employment agreement, Mr. Adams’ base compensation is currently $176,000 per annum plus insurance and other benefit plans maintained for employees and/or executives of the Company.

Item 7.01   Regulation FD Disclosure

On August 7, 2006, the Company reported in a press release, attached hereto as Exhibit 99.1, the appointment of Mr. Michael F. Adams as the Company’s new Chief Executive Officer and President, and the appointment of Mr. William J. O’Neill, Jr. as the new Chairman of the Board of Directors.

On August 11, 2006, the Company reported in a press release, attached hereto as Exhibit 99.2, the resignation of Dr. Michael Szycher as Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer of the Company.  The Company also reported the execution of a Transition Agreement dated August 11, 2006 between Dr. Michael Szycher and the Company.

Item 9.01:   Financial Statements and Exhibits.

Exhibit 10.1:	Transition Agreement dated August 11, 2006 between CardioTech International, Inc. and Michael Szycher

Exhibit 99.1:	Press Release dated August 7, 2006.

Exhibit 99.2:	Press Release dated August 11, 2006

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

	By:	/s/ Michael F. Adams
Michael F. Adams, CEO and President
Date: August 11, 2006